SCHEDULE 14A
                                 (RULE 14A-101)
                    INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION
                   PROXY STATEMENT PURSUANT TO SECTION 14(a)
                     OF THE SECURITIES EXCHANGE ACT OF 1934

Filed by the Registrant   [ X ]

Filed by a Party other than the Registrant   [   ]

Check the appropriate box:

                                           [   ]   Confidential, for Use of the
[   ]          Preliminary Proxy Statement         Commission Only (as permitted
                                                   by Rule 14a-6(e)(2))

[ X ]          Definitive Proxy Statement

[   ]          Definitive Additional Materials

[   ]          Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

  FIRST CHESAPEAKE FINANCIAL CORPORATION

                (Name of Registrant as Specified in its Charter)

  N/A

        (Name of Person(s) Filing Proxy Statement, if other than the Registrant) Payment of Filing Fee (check the appropriate box):

[   ]          $125 per Exchange Act Rules 0-11(c)(1)(ii), 14-a6(i)(1), or
               14a-6(i)(2), or Item 22(a)(2)

[   ]          $500 per each party to the controversy pursuant to Exchange Act
               Rule 14a-6(i)(3).

[   ]          Fee computed on table below per Exchange Act Rules 14a-6(i)(4)
               and 0-11.

       (1)    Title of each class of securities to which transaction applies:

       (2)    Aggregate number of securities to which transaction applies:

       (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount of which the filing fee is calculated and state how it was determined):

       (4)    Proposed maximum aggregate value of transaction:

       (5)    Total fee paid:

               [ X ]         Fee paid previously with preliminary materials.

               [   ]         Check box if any part of the fee is offset as
                             provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

        (1)    Amount previously paid:

        (2)    Form, schedule, or registration statement no.:

        (3)    Filing party:

        (4)    Date filed:

                            FIRST CHESAPEAKE FINANCIAL CORPORATION
                               9100 ARBORETUM PARKWAY, SUITE 160
                                   RICHMOND, VIRGINIA  23236

                           NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                                  TO BE HELD ON JUNE 28, 1996

TO THE SHAREHOLDERS OF FIRST CHESAPEAKE FINANCIAL

CORPORATION:

               The annual meeting of shareholders of First Chesapeake Financial Corporation (the "Company") will be held at the 21st Floor, One James Center, Richmond, Virginia 23219 on June 28, 1996, at 10:00 A.M., local time, for the following purposes:

               1.     To elect four Directors for the ensuing year;

               2. To vote on amendments to the Company's Restated Articles of Incorporation and Bylaws authorizing the creation of classes of Directors in order to provide for a classified Board of Directors;


               3. To vote on an amendment to increase the amount of shares reserved for the Company's 1992 Stock Option Plan from 500,000 to 750,000 shares;


               4. To ratify the selection by the Board of Directors of BDO Seidman to serve as the Company's independent certified public accountants for the fiscal year ending December 31, 1996; and

               5. To transact such other business as may properly come before the meeting or any adjournments thereof.

               The close of business on May 30, 1996, has been fixed as the record date for the annual meeting. All shareholders of record as of that date are entitled to notice of and to vote at the meeting and any adjournment thereof.

                                            By Order of the Board of Directors

                                            C. Harril Whitehurst, Jr.
                                            Secretary

June 5, 1996

PLEASE SIGN, DATE AND RETURN THE ENCLOSED PROXY.  YOU MAY
WITHDRAW THIS PROXY AT ANY TIME BEFORE YOUR SHARES ARE
ACTUALLY VOTED AND MAY VOTE YOUR OWN SHARES IF YOU ATTEND
THE MEETING IN PERSON.

                            FIRST CHESAPEAKE FINANCIAL CORPORATION
                               9100 ARBORETUM PARKWAY, SUITE 160
                                   RICHMOND, VIRGINIA  23236

                                        PROXY STATEMENT
                             TO BE MAILED ON OR ABOUT JUNE 5, 1996
                                              FOR
                                ANNUAL MEETING OF SHAREHOLDERS
                                   TO BE HELD JUNE 28, 1996

               The enclosed proxy is solicited by and on behalf of the Board of Directors of First Chesapeake Financial Corporation (the "Company") for use at the Annual Meeting of Shareholders of the Company to be held June 28, 1996, or any adjournments thereof, for the purposes set forth in this Proxy Statement and the attached Notice of Annual Meeting of Shareholders. If sufficient proxies are not returned in response to this solicitation, supplementary solicitations may be made by mail or by telephone or personal interview by directors, officers, and regular employees of the Company, none of whom will receive additional compensation for these services. The Company reserves the right to retain an outside proxy solicitation firm to assist in the solicitation of proxies, but at this time does not have plans to do so. Costs of solicitation of proxies will be borne by the Company, which will reimburse banks, brokerage firms, and other custodians, nominees, and fiduciaries for reasonable out-of-pocket expenses incurred by them in forwarding proxy materials to the beneficial owners of stock held by them.

               The stock represented by all properly executed proxies received by the Secretary of the Company and not revoked will be voted for the election of all the directors nominated, unless the shareholder directs otherwise in the proxy, in which event such stock will be voted in accordance with such directions. Any proxy may be revoked at any time before the shares to which it relates are voted either by giving written notice (which may be in the form of a substitute proxy delivered to the secretary of the meeting) or by attending the meeting and voting in person.

               A majority of the votes entitled to be cast on matters to be considered at the meeting constitutes a quorum. If a share is represented for any purpose at the meeting, it is deemed to be present for quorum purposes and for all other matters as well. Abstentions and shares held of record by a broker or its nominee ("Broker Shares") that are voted on any matter are included in determining the number of votes present or represented at the meeting. Broker Shares that are not voted on any matter at the meeting will not be included in determining whether a quorum is present at such meeting.

               The election of each nominee for director requires the affirmative vote of the holders of a plurality of the shares of common stock cast in the election of directors at a meeting at which a quorum is present. Votes that are withheld and Broker Shares that are not voted in the election of directors will not be included in determining the number of votes cast and, therefore, will have no effect on the election of directors. The affirmative vote of the holders of a majority of the outstanding shares of the Company's common stock shall be required for approval of the amendments of the Company's Articles of Incorporation and Bylaws and the amendment of the Company's 1992 Stock Option Plan. The affirmative vote of the holders of a majority of the votes cast will be required to act on ratification of the selection of BDO Seidman as the Company's independent certified public accountants and on all other matters to come before the Annual Meeting.

                         VOTING SECURITIES AND PRINCIPAL SHAREHOLDERS

RECORD DATE

               The Board of Directors has fixed the close of business on May 30, 1996, as the record date for the determination of shareholders entitled to notice of and to vote at the annual meeting and any adjournment thereof. As of the close of business on the record date, 4,621,550 shares were outstanding and entitled to vote at the annual meeting. All of such shares were of one class, with equal voting rights, and each holder thereof is entitled to one vote on all matters voted on at the Annual Meeting for each share registered under such holder's name.

STOCK OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

               The table below sets forth information regarding: beneficial ownership of the Company's common stock as of May 30, 1996 by (a) each person known by the Company to own beneficially more than 5 percent of such stock, (b) each director or nominee of the Company, (c) each executive officer of the Company named in the Summary Compensation Table individually and (d) all directors and executive officers of the Company as a group. Unless otherwise indicated, the address for each of the listed individuals is: First Chesapeake Financial Corporation, 9100 Arboretum Parkway, Suite 160, Richmond, Virginia 23236.


Name and Address of                 Amount and Nature of                     Percent
Beneficial Owner (1)                Beneficial Ownership                   of Total (2)
- --------------------                --------------------                   ------------
Mark Mendelson (3)                         1,081,000                          22.8%
John E. Dell (3)(4)                          450,000                           9.7%
Max E. Gray (4)                            1,025,000                          21.8%
C. Harril Whitehurst, Jr. (5)                575,000                          12.2%
L. Anthony Bottoms, III                      500,000                          10.8%
John D. Mazzuto (6)                           50,000                           1.1%
Janet W. Stagg (7)                            10,000                           *
Robert L. Suthard (6)                         50,000                           1.1%
804 Moorefield Park, Suite 200
Richmond, Virginia  23236

All Directors and Officers
  as a group (5 persons)                   1,710,000                          35.0%

- ---------------------------

*  Less than 1% of the Company's outstanding stock.

(1) Unless otherwise indicated, each person has sole voting and investment powers with respect to the shares specified opposite his name.

(2) Does not include 2,500,000 shares of common stock issuable upon exercise of the Class A and Class B Warrants included in the Units sold in the initial public offering.


(3) Pursuant to a Trust Agreement dated March 9, 1994, Mr. Dell conveyed 550,000 shares of common stock and a common stock purchase warrant to acquire 300,000 shares of common stock to John E. Dell Liquidating Trust (the "Trust"). Wallace L. Timmeny, 1627 Eye Street, N.W., Washington, D.C., was trustee. The Trust Agreement remained in effect until all shares and warrants subject to the Trust were sold. The Trustee has authority to sell the shares and warrants subject to the Trust. All common shares and warrants held in the Trust were acquired by Mr. Mendelson in December, 1994. Mr. Mendelson has purchased additional shares of common stock in the open market. Mr. Mendelson's holdings include 100,000 shares of common stock issuable upon the exercise of stock options granted to him in 1995.


(4) Mr. Gray's beneficial ownership consists of 500,000 shares of common stock and 75,000 shares issuable upon the exercise of stock options directly owned by

        Mr. Gray and 450,000 shares of common stock as to which Mr. Gray has voting power pursuant to a proxy granted to Mr. Gray by John E. Dell.

(5) Includes 75,000 shares of common stock issuable upon the exercise of stock options to Mr. Whitehurst.

(6) Includes 50,000 shares of common stock issuable upon the exercise of stock options.


(7) Includes 10,000 shares of common stock issuable upon the exercise of stock options.


                                          PROPOSAL 1

                                     ELECTION OF DIRECTORS

               The Company's Board of Directors presently consists of four directors. The terms of the current Directors, Messrs. Gray, Whitehurst, Mazzuto, and Suthard, will expire at the time of the annual meeting of shareholders.

               Unless otherwise instructed on the proxy, the shares represented by proxies will be voted for the election as directors of all of the nominees named below. Each of the nominees has consented to being named as a nominee in the Proxy Statement and has agreed that, if elected, he will serve on the Board of Directors for his one-, two-, or three-year term, as the case may be, and until his successor has been elected. If any nominee becomes unavailable for any reason, the shares represented by proxies may be voted for a substitute nominee designated by the Board of Directors. The Company is not aware of any family relationship among any of the directors, executive officers or nominees to become directors or executive officers of the Company.

               Assuming that Proposal 2, which will create a classified Board of Directors, is approved by the shareholders, Mr. Mazzuto will stand for reelection as a Class I Director for a one-year term, Mr. Suthard will stand for reelection as a Class II Director for a two-year term, and Messrs. Gray and Whitehurst will stand for reelection as Class III Directors for three-year terms. If the amendment is defeated, Messrs. Mazzuto, Suthard, Gray and Whitehurst will each stand for reelection for one-year terms.

               The names, positions, ages and backgrounds of nominees for director of the Company are set forth below.



NAME                                AGE                  POSITION
Max E. Gray                         46   Chairman of the Board, President, and Chief
                                         Executive Officer.  Mr. Gray is also Chairman
                                         of the Board of Directors of First Chesapeake
                                         Mortgage Corporation, American Mortgage
                                         Express, Inc., and First Chesapeake Funding
                                         Corporation, subsidiaries of the Company.  He
                                         served as an Executive Vice President of
                                         Pioneer Federal Savings Bank from January
                                         1984 until May 1992.  Mr. Gray has been a
                                         director of the Company since 1992.

C. Harril Whitehurst                45   Executive Vice President, Chief Financial
                                         Officer, and Secretary.  Mr. Whitehurst is also
                                         an Executive Vice President, Secretary and
                                         Director of First Chesapeake Mortgage
                                         Corporation, American Mortgage Express, Inc.,
                                         and First Chesapeake Funding Corporation,
                                         subsidiaries of the Company.  He was an audit
                                         partner with BDO Seidman from 1984 until
                                         1992.  He has been a director of the Company
                                         since 1992.

Robert L. Suthard                   64   Since 1992 Colonel Suthard has been the
                                         President of Suthard Associates, Inc., a
                                         consulting and lobbying firm to government and
                                         major corporations.  From 1990 to 1992, Mr.
                                         Suthard served as Secretary of Public Safety in
                                         the Governor's Cabinet of the Commonwealth of
                                         Virginia and from 1984 to 1990 as
                                         Superintendent of the Virginia State Police.  Mr.
                                         Suthard has been a director of the Company
                                         since May 1994.

John D. Mazzuto                     47   Mr. Mazzuto currently serves as a financial
                                         consultant for several companies.  From 1989 to
                                         1991, Mr. Mazzuto was President and Chief
                                         Executive Officer of the North American
                                         operations of the international merchant bank,
                                         Asian Oceanic Group.  Prior to 1989,
                                         Mr. Mazzuto was a Managing Director of
                                         Corporate Finance at Chemical Bank.
                                         Mr. Mazzuto serves on the Board of Directors
                                         of Texfi Industries, Inc. (NYSE), an apparel and






                                         textiles enterprise; Weldotron (AMEX), a
                                         manufacturer of packaging equipment; CPT
                                         Holdings (OTC), a steel and foundries company;
                                         and as Chairman of the Board of CTI Group
                                         (Holdings) Inc. (OTC), a service bureau and
                                         software provider to the telecommunications
                                         industry.  Mr. Mazzuto was appointed to the
                                         Board of Directors to fill the vacancy created by
                                         the resignation OF Robert L. Nichols.  Mr.
                                         Mazzuto has been a director of the Company
                                         since May, 1996.

PROXIES RECEIVED IN RESPONSE TO THIS SOLICITATION WILL BE VOTED FOR THE ELECTION
OF THE NOMINEES NAMED ABOVE IN ALL EVENTS UNLESS OTHERWISE SPECIFIED IN THE
PROXY.

                                          PROPOSAL 2

                      AMENDMENT OF RESTATED ARTICLES OF INCORPORATION AND
                     BYLAWS TO PROVIDE FOR A CLASSIFIED BOARD OF DIRECTORS


               Under the Company's current Bylaws, directors are elected for one-year terms. At a May 30, 1996 meeting of the Board of Directors, the Directors approved amendments to the Company's Restated Articles of Incorporation and Bylaws which effectuate staggered terms for directors
(referred to as a "classified" Board of Directors). The proposed amendments to the Restated Articles of Incorporation and Bylaws is set out in Annex 1 to this Proxy Statement. Other than with respect to the amendments, the Restated
Articles of Incorporation and Bylaws would remain unchanged.


               Virginia law permits, but does not require, the adoption of a classified Board of Directors pursuant to which the directors can be divided into as many as three classes with staggered terms of office and with only one class of directors coming up for election each year. The Company's Restated
Articles of Incorporation and Bylaws do not currently provide for a classified
Board. Virginia law allows the future classification of the Board of Directors upon a vote of the stockholders.


               The Board has unanimously approved, subject to stockholder approval, adoption of amendments to the Restated Articles of Incorporation and Bylaws to provide for a classification of the Board into three classes of directors (designated Class I, Class II, and Class III), each class serving a staggered three-year term, and each class being as nearly equal in number as possible. As a result of having a classified board, approximately one-half to one-quarter of a four-member Board would be elected each year. Initially, each class will have one member, except Class III will have two members. Members of all three classes will be elected at this meeting pursuant to the designation and nominations submitted in Proposal 1 above. Directors elected to Class I will serve until the next annual meeting of stockholders







(or until their respective successors are duly elected and qualified or until their earliest death, resignation, or removal). Directors initially elected to Classes II and III will serve until the annual meetings of stockholders to be held in 1998 and 1999, respectively (or until their respective successors are duly elected and qualified or until their earlier death, resignation, or removal). Commencing with the election of directors to Class I at the next annual meeting of stockholders, each class of directors elected at an annual meeting of stockholders would be elected to three-year terms.

ADVANTAGES OF THE AMENDMENTS

               The amendments will stagger the term of directors so that only approximately one-quarter to one-half of a four-member Board's composition may change from year to year. (Currently, the entire composition of the Board may change from year to year.) The Board of Directors believes that staggering the terms of the Directors will allow for greater continuity and stability in the management of the Company. At least one-half of the Directors at any given time will have prior experience as Directors of the Company and be knowledgeable about the Company's business and development. Although the Company has had no difficulty in the past in maintaining continuity, the Board of Directors considers it advisable to provide the additional assurance of continuity that is afforded by the classification of Directors at this stage of the Company's development and to ensure implementation of the Company's goal to diversify with new businesses. Additionally, a classified board could moderate the pace of any change in control of the Board of Directors by extending generally the overall time required to elect a majority of the directors. At least two (and possibly three) stockholder meetings, instead of one, would generally be required to effect a change in control of the Board of Directors. Further, although the Company's management knows of no specific effort or plan to accumulate the Company's securities or to obtain control of the Company, the staggered terms will make it more difficult for a hostile acquirer of the Company to gain control of the Board of Directors. At any one annual shareholder meeting, only one half to one-quarter of the four Directors will stand for reelection.

DISADVANTAGES OF A CLASSIFIED BOARD

               The effect of a classified Board of Directors will limit the Shareholder's ability to significantly change the composition of the Board of Directors at any single election of directors, whether or not such a change in members comprising the Board of Directors would be beneficial to the Company and its stockholders. Furthermore, even if a majority of the Company's stockholders believe that such a change in the composition of the Board of Directors would be desirable, they could not effect the change at a single meeting to elect directors. Rather, such change would most likely require successive meetings to elect directors, unless a sufficient number of stockholders voted in favor of removing a particular Director or amending the Restated Articles of Incorporation to eliminate the classified board provisions. Therefore, adoption of the amendment to the Restated Articles of Incorporation may have significant effects on the ability of the stockholders of the Company to change the composition of the incumbent Board of Directors. The overall effect of the proposal is to render more difficult the accomplishment of the assumption of control by a principal stockholder, and thus, make the removal of management more difficult, even when performance of the present board is the reason for seeking the change. Additionally, the Restated Articles of Incorporation do not provide for shareholders to accumulate their votes; hence, cumulative voting for directors is not permitted under the Virginia Stock Corporation Act. Cumulative voting would enhance shareholders' ability to remove management.


VOTE REQUIRED

               Approval of the classified board proposal (Proposal 2) will require the affirmative vote of the holders of at least a majority of the outstanding shares of the Company's common stock. The amendments have been unanimously approved by the Board of Directors and, assuming requisite stockholder approval, will become effective upon the filing of Amended and Restated Articles of Incorporation with the Virginia State Corporation
Commission.

               In the event a vacancy occurs on the Board during the year, the remaining members of the Board of Directors may fill such vacancy and the Director so elected shall serve until the next annual shareholders' meeting.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE IN FAVOR OF THE PROPOSAL TO AMEND THE
COMPANY'S RESTATED ARTICLES OF INCORPORATION AND BYLAWS. PROXIES RECEIVED IN
RESPONSE TO THIS SOLICITATION WILL BE VOTED FOR THE PROPOSAL TO AMEND THE
COMPANY'S RESTATED ARTICLES OF INCORPORATION AND BYLAWS UNLESS OTHERWISE
SPECIFIED IN THE PROXY.

                             MEETINGS AND COMMITTEES OF THE BOARD

               The Board of Directors held six meetings during 1995. Other than Mr. Mazzuto, each incumbent director standing for reelection attended all of such meetings of the Board of Directors. In 1995, the Board of Directors created the Nominating Committee, the members of which are Messrs. Gray and Whitehurst.
The purpose of the Nominating Committee is to recommend to the Board of Directors candidates for election to the Board. The Nominating Committee met on April 30, 1996.

               The Nominating Committee considers nominees for the Board recommended by the Company's shareholders. A shareholder who is interested in nominating a person to the Board should submit to the Secretary of the Company written notice of his or her intent to make such nomination. Such notice must be given either by personal delivery or by United States mail, postage prepaid, not later than 120 days in advance of the annual meeting, or with respect to a special meeting of shareholders for the election of directors, the close of business on the seventh day following the date on which notice of such meeting is first given to shareholders. Such notice should include biographical information about the candidate and his or her qualifications for office.

SECTION 16(A) COMPLIANCE

               Section 16(a) of the Securities Exchange Act requires the
Company's officers and directors, and persons who own more than ten percent
(10%) of a registered class of the Company's equity securities, to file reports of ownership and changes in ownership on Forms 3, 4, and 5 with the Securities and Exchange Commission ("SEC") and the National Association of Security
Dealers. Officers, directors, and greater than ten percent (10%) beneficial owners are required by SEC regulation to furnish the Company with copies of all Forms 3, 4, and 5 they file.

               Based solely on the Company's review of the copies of such forms it has received, the Company believes that all its officers, directors, and greater than ten percent (10%) beneficial owners complied with all filing requirements applicable to them with respect to transactions during the fiscal year ended December 31, 1995, other than late filings by Janet W. Stagg and Robert L. Suthard with respect to the receipt of options under the Plan.


RESIGNATION OF RICHARD L. NICHOLS


               Robert L. Nichols resigned as a Director of the Company. His resignation was accepted by the Company's Board of Directors effective as of April 22, 1996. In his resignation, Mr. Nichols complained that he did not receive timely notice of Board of Directors' meetings and, as a consequence, he was prevented from fulfilling his responsibilities as a member of the Board of Directors. Management's review of the Company's records indicated that Mr.
Nichols had been given proper notice of all Board meetings and the opportunity to participate in such meetings. However, he failed to attend some meetings.


COMPENSATION OF DIRECTORS

               Directors who are not executive officers of the Company receive
$300 per meeting of the Board of Directors or a committee thereof attended by the Director. All directors are reimbursed for travel expenses incurred as a result of service on the Board of Directors. Mr. Suthard has deferred payment of his director fees until the Company is profitable.








COMPENSATION OF EXECUTIVE OFFICERS

                                  SUMMARY COMPENSATION TABLE

               The following table sets forth, for the three year period ending
December 31, 1995, certain information as to the total remuneration paid to each of the Company's executive officers whose total annual salary and bonus exceeded
$100,000 for services in all capacities:


                                                                                                Long-Term Compensation

                                  Annual Compensation                        Awards                     Payouts

  (a)                      (b)       (c)           (d)         (e)             (f)           (g)          (h)           (i)
                                                              Other                          All
   Name and                                                   Annual        Restricted    Underlying                   Other
   Principal                                                  Compen-        Stock          Option/       LTIP        Compen-
  Position (2)             Year     Salary (1)     Bonus     sation (3)     Award(s)          SARs      Payouts(4)   sation (5)
- ---------------            ----     ----------     -----     ----------     ----------     ----------   ----------   ----------
May E. Gray                1995      $100,000     $25,000    $ 7,200         $  --              --       $  --          $9,144
President and CEO          1994       100,000         --       7,200            --              --          --           8,174
                           1993       100,000         --       7,200            --              --          --           8,707

L. Anthony Bottoms, III    1995(6)     57,267         --       3,600            --              --          --           1,336
Executive Vice             1994       100,000         --       7,200            --              --          --           6,786
President and COO          1993       100,000         --       7,200            --              --          --           8,196

C. Harril Whitehurst, Jr.  1995       100,000      $25,000     7,200            --              --          --           8,898
Executive Vice             1994       100,000         --       7,200            --              --          --           8,039
President and CFO          1993       100,000         --       7,200            --              --          --          10,770

John J. Morrissey          1995(6)    100,000         --       3,000            --              --          --             --
Senior Vice President      1994       100,000       47,000     3,000            --              --          --             --
                           1993          --           --        --              --           50,000         --             --

Robert L. Nichols          1995(6)    100,000         --       3,000            --              --          --           3,735
Senior Vice President      1994       100,000       47,000     3,000            --              --          --           4,897
                           1993          --           --        --              --           50,000         --             --

- ------------------------

(1)  Messrs. Gray's and Whitehurst's salaries commenced on June 1, 1992.

(2) No other executive officer had compensation whose salary and bonus exceeded $100,000.

(3)  Includes perquisites, including automobile insurance.

(4) The Company does not presently sponsor any long-term incentive plans nor did it make any awards or payments under such plans to any executive officer during the year ended December 31, 1995.

(5) Includes premiums paid for health, disability, and life (where the spouse is the beneficiary) insurance.

(6) Mr. Bottoms resigned effective July 19, 1995 and Messrs. Morrissey's and Nichols' employment was terminated effective September 1, 1995.

OPTIONS/SAR GRANTS TABLE

             The Company did not during the year ended December 31, 1995, award individual grants of stock options or SARs to the executive officers named in the Summary Compensation Table.

OPTIONS/SAR EXERCISES AND YEAR-END VALUE TABLE

             In May, 1992, the Board of Directors adopted an Incentive Stock Option Plan (the "Plan"). Pursuant to the Plan, 500,000 shares of the Company's common stock were made available for rewards. In June, 1992, incentive stock options to purchase 300,000 shares were granted to the three principal officers with an exercise price of $2.20 per share. Also in June, 1992, nonqualified options to purchaser 50,000 shares were granted under the Plan to individuals providing professional services to the Company, exercisable at $2.50 per share. All options granted in 1992 are currently exercisable and must be exercised on or before June 1, 1997. Stock options for 100,000 shares granted to Mr. Bottoms, a principal officer, in June, 1992 were cancelled in connection with his voluntary resignation as an officer in 1995.

             In September, 1993, incentive stock options to purchase 50,000 shares of the Company's common stock and non-qualified options to purchase 50,000 shares were granted under the Plan to two individuals who became officers of the Company as part of the merger with Waterford Mortgage Corporation. All options granted in 1993 were exercisable at a price of $8.00 per share. Options to purchase 50,000 shares expired on September 28, 1998, and the remaining options to purchase 50,000 shares expired on September 28, 1999. These options expired and were cancelled in connection with such individuals' termination of employment with the Company in 1995.

             In May, 1994, incentive stock options to purchase 30,760 shares of the Company's common stock and non-qualified options to purchase 19,240 shares were granted under the Plan to an executive officer of the Company's wholly owned subsidiary, Waterford Mortgage Corporation. These options had an exercise price of $6.50 per share. Of the total grant of options to purchase 50,000 shares, options to purchase 25,000 shares were exercisable and must be exercised on or before May 3, 1999 and the remaining options to purchase 25,000 shares became exercisable on May 4, 1994 and must be exercised on or before May 3, 2000. These options were cancelled in connection with such individual's termination of employment with the Company in 1995.

             In July, 1995, nonqualified options to purchase 50,000 shares of the Company's common stock were granted under the Plan to a director of the Company. These options have an exercise price of $0.25 per share. Incentive stock options to purchase 10,000 shares of the Company's common stock were granted under the Plan to an executive officer of the Company. These options have an exercise price of $0.25 per share. Additionally, nonqualified options to purchase 100,000 shares at an exercise price of $0.275 per share were granted to an existing shareholder who provided services to the Company. Options to purchase 50,000 shares of the Company's common stock also were granted to an individual providing professional services to the Company. Such options are exercisable at $0.25 per share. All options granted in 1995 are currently exercisable and must be exercised on or before July 24, 2000.

             No options have been exercised as of December 31, 1995.

             The following table presents information concerning individual grants of stock options made during the fiscal year ended December 31, 1995 to each of the named executive officers:

                                   OPTION/SAR GRANTS IN LAST FISCAL YEAR

    (a)                      (b)                   (c)                  (d)               (e)

                          Number of             % of Total
                         Shares Under-          Options/SARs
                         lying Options/         Granted to
                            SARs                Employees in          Exercise or       Expiration
Name                       Granted              Fiscal Year           Base Price           Date
Janet W. Stagg             10,000                  100%                 $0.25          July 24, 2000

               The following table presents information concerning each exercise of stock options during the year ended December 31, 1995 by each of the named executive officers and the value of unexercised options at December 31, 1995:

                                      AGGREGATED OPTION/SAR EXERCISES IN
                                 LAST FISCAL YEAR AND FY-END OPTION/SAR VALUES

                                                                                        Value of
                                                          Number of Shares              Unexercised
                                                             Underlying                 In-the-Money
                                                          Unexercised Options           Options/SARs
                          Shares                            SARs at FY-End              at FY-End
                         Acquired on         Value           Exercisable/               Exercisable/
Name                     Exercise           Realized        Unexercisable               Unexercisable(1)
Max E. Gray                 0                  0               100,000                       (2)

C. Harril
  Whitehurst, Jr.           0                  0               100,000                       (2)

Janet W. Stagg              0                  0                10,000                       (2)

- --------------------------

(1) Represents the difference between the exercise price of the options and the closing price of the Company's common stock at December 31, 1995 of $0.25 per share.

(2) None of the options are in-the-money at December 31, 1995 as the exercise price is equal to or higher than the closing price of the Company's common stock at December 31, 1995 of $0.25 per share.

                      LONG-TERM INCENTIVE PLAN AWARDS IN LAST FISCAL YEAR

               The Company does not sponsor any long-term incentive plan. Accordingly, the Company did not grant (nor has it ever granted) any stock appreciation rights or long-term incentives to any executive officers.

EMPLOYMENT AGREEMENTS

               The Company entered into employment agreements with five of its executive officers. Each employment agreement may be terminated by the Board of Directors or the executive officer at any time. If the employee is terminated by the Board of Directors other than for cause (as defined in each agreement), the executive officer will be entitled to a continuation of salary and benefits that would otherwise be due to him for a period of one (1) year from the date of termination of employment. During 1995, one of the executives covered by an employment agreement resigned from the Company with no obligation for payment under the employment agreement. Additionally during 1995, two other executives covered by employment agreements were terminated by the Company other than for cause as part of the closure of its mortgage origination subsidiaries. In accordance with their employment agreements, the Company is obligated to continue their salary through August 31, 1996. At December 31, 1995, the Company owed these two executives approximately $137,000 under the agreements, which has been provided for as part of the restructuring charges recorded in 1995. At December 31, 1995, the Company's potential obligation under the contracts with the remaining two executives aggregates approximately $231,000.

               In addition, pursuant to the employment agreements, the Company agreed to grant Messrs. Gray and Whitehurst incentive stock options, effective June 1, 1992, entitling each of them to purchase 100,000 shares of the Company's common stock at a purchase price of $2.20 per share. Messrs. Gray and Whitehurst each surrendered in May, 1996 options entitling each of them to purchase 25,000 shares of the Company's common stock. The current base salary of each of Messrs. Gray and Whitehurst under his respective employment agreement is $100,000.

                                          PROPOSAL 3
                              AMENDMENT TO 1992 STOCK OPTION PLAN

INTRODUCTION

               The Company's 1992 Stock Option Plan (the "Plan") was adopted by the Board of Directors and approved by the Company's stockholders in May 1992. The Plan became effective June 1, 1992. Unless sooner terminated by the Board of Directors, the Plan will terminate on June 1, 2002. No awards may be made under the Plan after its termination. The Plan is intended to provide a means to attract and retain experienced, knowledgeable, and qualified personnel for positions of substantial responsibility with the Company and to provide employees with additional incentive to promote the success of the Company (references to the "Company" in this section will include any parent and subsidiary corporations).

               The Plan authorizes the reservation of 500,000 shares (after giving effect to the 1-for-2 reverse stock split that occurred in July, 1993) of Common Stock for issuance pursuant to options granted under the Plan. The Board of Directors has approved an amendment increasing the number of shares reserved for issuance under the Plan from 500,000 to 750,000 shares. A copy of the proposed amendment is set out in Annex 2. Currently, 460,000 shares are issuable upon exercise of options granted under the Plan. The Board recommends an increase in the aggregate number of shares that may be subject to options to afford the Company the flexibility to make awards deemed necessary during the coming years. Other than with respect to the amendment, the Plan would remain unchanged.

               Adjustments will be made in the number of shares which may be issued under the Plan and in the exercise price of outstanding options in the event of a future stock dividend, stock split or other increase or decrease in the number of outstanding shares of common stock without receipt of consideration by the Company. In addition, any distribution of assets by the Company except for cash dividends is considered to be a stock dividend for purposes of the foregoing adjustments.

               The Company's common stock is not listed on any exchange. However, market quotes for the Common Stock (under the symbol "FCFN") may be obtained from the National Association of Securities Dealers through the NASD OTC Bulletin Board, its automated system for reporting non-NASDAQ quotes. As of May 17, 1996 the high bid price was $0.625. The low offer price was $0.8125, as reported on the NASD OTC Bulletin Board.

               The Plan permits the issuance of Incentive Stock Options intended to qualify under Section 422 of the Internal Revenue Code of 1986, and for Nonqualified Stock Options not intended to qualify as Incentive Stock Options. Incentive Stock Options may be granted only to employees of the Company. Nonqualified Stock Options may be granted to employees as well as nonemployee directors and consultants to the Company. Exercise prices under the Plan must be at fair market value per share at date of grant or, in the case of Incentive Stock Options granted to employees who own more than 10% of the voting power of all classes of stock of the Company, at 110% of the fair market value per share at date of grant. Option activity is summarized following:

                                            Year Ended December 31,
                                       1995            1994         1993
Outstanding Options at                500,000        450,000      350,000
beginning of year
Options granted                       210,000         50,000      100,000
Options cancelled                    (250,000)
                                      -------        --------     -------
Outstanding options at
beginning of year                     460,000        500,000      450,000
                                      =======        =======      =======
Exercise prices
  Low                                  $0.25         $2.20        $2.20
  High                                 $2.50         $8.00        $2.50

Latest expiration date               7/24/2000       5/3/2000     6/1/97

               The value of incentive stock options, based on the exercise price, that can be exercisable for the first time in any calendar year under the Plan is limited to $100,000.

               Each option is exercisable after the period or periods, or the satisfaction of any conditions, specified in the stock option agreement between the Company and the recipient; provided, however, that incentive stock options may not be exercised after the first to occur of (i) 10 years (or, in the case of an incentive stock option granted to a 10 percent shareholder, five years) from the date on which the incentive stock option was granted, (ii) 30 days (or such other period not exceeding three months as determined by the Board or committee administering the Plan) from the optionee's termination of employment with the Company for reasons other than death or disability, (iii) three months (or such other period not exceeding 12 months as determined by the Board or committee administering the Plan) from the optionee's termination of employment on account of disability, (iv) 12 months from the optionees' termination of employment on account of death, and (v) if death occurs within the period specified in clause (ii), three months following the date of death. The Board, or committee administering the Plan, may accelerate or defer (with the optionee's consent) the exercise date of an option.

               Upon exercise of an option, the exercise price shall be paid in a manner determined by the Board of Directors, or committee administering the Plan, and may consist entirely of cash, check, promissory note, shares of common stock having a fair market value equal to the option price or a combination thereof.

ADMINISTRATION

               The Plan is administered by the Board of Directors or, if appointed by the Board, a committee comprised of at least three directors of the Company. The Board, or the committee administering the Plan, has the power and complete discretion to determine when to grant awards, which employees and other eligible participants will receive awards, whether the award will be an incentive or nonqualified stock option, and the number of shares to be allocated to each option. The Board, or the committee administering the Plan, may impose conditions on the exercise of options, and may impose such other restrictions and requirements as it may deem appropriate.

TRANSFERABILITY OF AWARDS

               An incentive option awarded under the Plan may not be sold, transferred, pledged, or otherwise disposed of, other than by will or by the laws of descent and distribution. All incentive options granted to a participant under the Plan shall be exercisable during his lifetime only by such participant. Upon the death of a participant, his personal representative or beneficiary may exercise his rights under the Plan. Under the Plan nonqualified options may be transferred; however, in each stock option agreement relating to nonqualified options granted under the Plan, an officer or director has provided that such options may not be sold, transferred, pledged, or otherwise disposed of, other than by will or the laws of descent and distribution.

AMENDMENT OF THE PLAN AND AWARDS

               The Board of Directors may amend the Plan in such respects as it deems advisable; provided that the shareholders of the Company must approve any amendment that would (i) increase the number of shares of Common Stock that are reserved for issuance under the Plan (other than adjustments upon changes in capitalization or merger), (ii) change the class of persons eligible to be granted options, or (iii) materially increase the benefits accruing to participants under the Plan. Options granted under the Plan may be amended with the consent of the recipient so long as the amended award is consistent with the terms of the Plan.

               The foregoing summary of the Plan is qualified by reference to the complete text of the Plan, a copy of which is available upon request from the Secretary of the Company, 9100 Arboretum Parkway, Suite 160, Richmond, Virginia 23226.

               The Board of Directors recommends approval of the amendment of the Plan. Although the exercise of the options subject to the amendment may have a dilutive effect on existing shareholders, the amendment will permit the issuance of additional options to attract and retain experienced and knowledgeable employees and to furnish additional incentives to those employees upon whose judgment, initiative, and effort the Company largely depends.

PROXIES RECEIVED IN RESPONSE TO SOLICITATION WILL BE VOTED FOR THE PROPOSAL TO AMEND THE 1992 STOCK OPTION PLAN UNLESS OTHERWISE SPECIFIED IN THE PROXY.

                              CERTAIN RELATED PARTY TRANSACTIONS

               On March 9, 1994, John E. Dell, Wallace L. Timmeny, as Trustee, and the Company entered into a Liquidating Trust Agreement (the "Trust Agreement") pursuant to which Mr. Dell transferred 550,000 shares of the Company's common stock and 300,000 warrants to purchase 300,000 shares of the Company's common stock to the Trustee (the shares and warrants transferred to the Trustee shall be collectively referred to as "Trust Securities"). The Trustee was obligated to use his best efforts to sell the Trust Securities prior to the second anniversary of the Trust Agreement. Mr. Dell continues to directly own 450,000 shares of the Company's common stock outside the Trust Agreement. In connection with the establishment of the Trust Agreement, Mr. Dell granted an irrevocable proxy to vote all of his shares and the Trust Securities to Max E. Gray, the president and chief executive officer of the Company.

               In December, 1994, the Trust Securities were sold by the Trustee to Mark Mendelson, an individual unrelated to the Company as an officer or director. Mr. Dell continues to own 450,000 shares of the Company's common stock and Mr. Gray continues to have voting power over such stock.

               All of the transactions described above give retroactive effect to the 1-for-2 reverse stock split that occurred in July, 1993.

               There were no related party or interested party transactions involving the Company for the year ending December 31, 1995. In May, 1996, Messrs. Gray and Whitehurst each surrendered options entitling each of them to purchase 25,000 shares of the Company's common stock. The Company granted John
D. Mazzuto options entitling him to purchase 50,000 shares of the Company's common stock at a purchase price of $0.25 per share.

               All future transactions with officers, directors, or five percent (5%) stockholders of the Company will be approved by the independent members of the Company's Board of Directors and be on terms no less favorable to the Company than could otherwise be obtained from unaffiliated third parties.

                                          PROPOSAL 4

                                RATIFICATION OF APPOINTMENT OF
                           INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

               BDO Seidman served during the Company's year ended December 31, 1995, as its independent certified public accountants and has been selected by the

Board of Directors to serve as the Company's independent certified public accountants for the current fiscal year. The Board requests the shareholders' ratification of such selection. Representatives from BDO Seidman will be present at the annual meeting of shareholders. Such representatives will have the opportunity to make a statement if they so desire and will be available to respond to appropriate questions.

PROXIES RECEIVED IN RESPONSE TO THIS SOLICITATION SHALL BE
VOTED FOR RATIFICATION UNLESS OTHERWISE SPECIFIED IN THE
PROXY.

                                         OTHER MATTERS


               The Board of Directors knows of no other matters to be brought before the meeting. If any other matters are properly presented, however, or if any question arises as to whether any matter has been properly presented and is a proper subject for shareholder action, the persons named as proxies in the accompanying proxy intend to vote the shares represented by such proxy in accordance with their best judgment.


                                     SHAREHOLDER PROPOSALS

               The shareholders may present proposals for consideration at the 1997 annual meeting of shareholders of the Company for the inclusion in its proxy materials for such meeting. Any such proposal should be submitted in writing in accordance with Securities and Exchange Commission rules to First Chesapeake Financial Corporation, 9100 Arboretum Parkway, Suite 160, Richmond, Virginia 23236, Attention: C. Harril Whitehurst, Jr., Chief Financial Officer. Shareholder proposals must be received by December 1, 1996, to be included in the proxy materials for the 1997 annual meeting.

                                 ANNUAL REPORT TO SHAREHOLDERS

               The Annual Report to shareholders of the Company for the year ended December 31, 1995, including audited consolidated financial statements, has been mailed to the shareholders concurrently herewith, but such report is not incorporated in this Proxy Statement and is not deemed to be a part of the proxy solicitation material.

                                      FURTHER INFORMATION

               THE COMPANY WILL PROVIDE WITHOUT CHARGE TO EACH PERSON FROM WHOM A PROXY IS SOLICITED BY THE BOARD OF DIRECTORS, UPON THE WRITTEN REQUEST OF ANY SUCH PERSON, A COPY OF THE COMPANY'S ANNUAL REPORT ON FORM 10-KSB, INCLUDING THE FINANCIAL STATEMENTS AND SCHEDULES THERETO, REQUIRED TO BE FILED WITH THE SECURITIES AND EXCHANGE

COMMISSION PURSUANT TO THE SECURITIES EXCHANGE ACT OF 1934 FOR THE COMPANY'S YEAR ENDED DECEMBER 31, 1995. SUCH WRITTEN REQUEST SHOULD BE SENT TO FIRST CHESAPEAKE FINANCIAL CORPORATION, 9100 ARBORETUM PARKWAY, SUITE 160, RICHMOND, VIRGINIA 23236, ATTENTION: C. HARRIL WHITEHURST, JR., CHIEF FINANCIAL OFFICER.

                                    By Order of the Board of Directors

                                    C. Harril Whitehurst, Jr.
                                    Secretary

June 5, 1996

                                            ANNEX 1

        Article VII of the Restated Articles of Incorporation is deleted in its entirety and replaced with the following:

               The number of Directors constituting the Board of Directors shall be not less than four nor greater than seven, as set forth in the Bylaws from time to time. The terms of the Directors shall be staggered by dividing the total number of Directors into three classes, as nearly equal in number as the total number of Directors constituting the Board then permits, with any Director or Directors in excess of the number divisible by three being assigned to Class III and Class II, as the case may be. The terms of Directors in Class I shall expire at the first annual shareholders' meeting after their initial election (or until their respective successors are duly elected and qualified or until their earliest death, resignation, or removal); the terms of the Directors in Class II shall expire at the second annual shareholders' meeting after their initial election (or until their respective successors are duly elected and qualified or until their earliest death, resignation, or removal); and the terms of the Directors in Class III shall expire at the third annual shareholders' meeting after their initial election (or until their respective successors are duly elected and qualified or until their earliest death, resignation, or removal). At each annual shareholders' meeting held thereafter, directors shall be chosen for a term of three years to succeed those whose terms expire.

        Section 2.3.2 of the Bylaws is deleted in its entirety and replaced with the following:

               The terms of the directors shall be staggered by dividing the total number of directors into three classes, as nearly in equal in number as the total number of Directors constituting the Board then permits, with any Director or Directors in excess of the number divisible by three being assigned to Class III and Class II, as the case may be. The terms of Directors in Class I shall expire at the first annual shareholders' meeting after their initial election (or until their respective successors or duly elected and qualified or until their earlier death, resignation, or removal); the terms of the directors in Class II shall expire at the second annual shareholders' meeting after their initial election; and the terms of the directors in Class III shall expire at the third annual shareholders' meeting after their initial election (or until their respective successors or duly elected and qualified or until their earlier death, resignation, or removal). At each annual shareholders' meeting held thereafter, directors shall be chosen for a term of three years. Any Director may be removed from office at a meeting called expressly for that purpose by the vote of shareholders holding not less than majority of the shares entitled to vote at an election of Directors.

                                            ANNEX 2

        The 1992 Stock Option Plan (the "Plan") is amended by deleting in its entirety Section 3 and substitution in its stead the following:

               "3. STOCK. Subject to the provisions of Section 12 of the Plan, the maximum aggregate number of shares which may be optioned and sold under the Plan is Seven Hundred Fifty Thousand (750,000) shares of authorized, but unissued, or reacquired without par value Common Stock.

               If an Option should expire or become unexercisable for any reason without having been exercised in full, the unpurchased Shares which were subject thereto shall, unless the Plan shall have been terminated, become available for further grant under the Plan."

                            FIRST CHESAPEAKE FINANCIAL CORPORATION

                      PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
                       FOR THE ANNUAL MEETING OF SHAREHOLDERS TO BE HELD
                                         JUNE 28, 1996

               The undersigned, having received the Annual Report to the Shareholders and the accompanying Notice of Annual Meeting of Shareholders and Proxy Statement, dated June 5, 1996, hereby appoints Max E. Gray and C. Harril Whitehurst, Jr., or either of them, proxies, with full power of substitution, and hereby authorizes them to represent and vote the shares of Common Stock of First Chesapeake Financial Corporation (the "Company") which the undersigned would be entitled to vote if personally present at the Annual Meeting of Shareholders of the Company to be held on Friday, June 28 1996, at 10:00 a.m., local time, and any adjournment thereof, and especially to vote as set forth below:

1.      ELECTION OF DIRECTORS

        [   ]  FOR all nominees listed                    [   ]  WITHHOLD AUTHORITY
               below for the terms                               to vote for all
               set forth in the Proxy                            nominees listed
               Statement                                         below

Max E. Gray, C. Harril Whitehurst, Jr., Robert L. Suthard, and John D.
Mazzuto.

TO WITHHOLD AUTHORITY TO VOTE FOR ANY INDIVIDUAL NOMINEE, WRITE THAT NOMINEE'S NAME ON THE SPACE PROVIDED BELOW:

- -------------------------------------------------------------------------------

2.      AMENDMENT OF ARTICLES OF INCORPORATION AND BYLAWS

        Approval of the amendments of the Company's Articles of Incorporation and Bylaws to create a classified Board of Directors.

        FOR  [   ]           AGAINST  [   ]               ABSTAIN  [   ]

3.      AMENDMENT OF 1992 STOCK OPTION PLAN

        Approval of the amendment of the Company's 1992 Stock Option Plan to increase the number of shares issued upon exercise of options under the Plan from 500,000 to 750,000 shares.

        FOR  [   ]           AGAINST  [   ]               ABSTAIN  [   ]

4.      INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

        FOR  [   ]           AGAINST  [   ]               ABSTAIN  [   ]

        Ratification of the selection by the Board of Directors of BDO Seidman to serve as the Company's independent certified public accountants for the fiscal year ending December 31, 1996.

5. IN THEIR DISCRETION, the proxies are authorized to vote upon such other business as may properly come before the meeting and any adjournments thereof.

               If you specify a choice as to the action to be taken, this proxy will be voted in accordance with such choice. If you do not specify a choice, it will be voted FOR the named nominees in the Proxy Statement, FOR the amendment of the Company's Articles of Incorporation and Bylaws, FOR the amendment of the Company's 1992 Stock Option Plan, and in the discretion of the proxies for any other matter that is presented.

               Any proxy or proxies previously given for the meeting are revoked.

PLEASE MARK, SIGN, DATE, AND RETURN THE PROXY CARD PROMPTLY, USING THE ENCLOSED ENVELOPE.

               When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee, or guardian, please give full title as such. If a corporation, please sign in full corporate name by president or other authorized officer. If a partnership, please sign in partnership name by authorized person.

                                    DATED:  ______________________, 1996

                                    ----------------------------------------
                                   (signature)

                                    ----------------------------------------
                                    (signature if held jointly)

                                    Please sign exactly as the name appears
                                    hereon.

                                    I plan to attend the meeting.  [   ]